UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 24, 2008

PARK BANCORP, INC.
(Exact name of Registrant as specified in its charter)

____________________________

Delaware	000-20867	36-4082530
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
5400 South Pulaski Road Chicago, IL		60632 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (773) 582-8616

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02—Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
                    Compensatory Arrangements of Certain Officers.

Effective November 24, 2008, Victor E. Caputo, age 64, assumed the responsibilities of Chief Financial Officer and Treasurer of Park Bancorp, Inc. (the “Company”) and its wholly owned subsidiary, Park Federal Savings Bank (the “Bank”).  Mr. Caputo’s appointment received prior approval by the Office of Thrift Supervision.

Mr. Caputo, a Certified Public Accountant, has served in various positions in the banking industry for over 35 years.  Most recently, Mr. Caputo served as President and Chief Executive Officer of All American Bank, a de novo state-chartered bank located in Des Plaines, Illinois.  From 1998 until joining All American Bank in 2006, Mr. Caputo served as Executive Vice President and Chief Operating Officer of Chicago-based Diamond Bank (formerly known as North Federal Savings Bank) and, until going private in 2004, its publicly traded holding company North Bancshares, Inc.  As part of his service in his prior positions, Mr. Caputo was responsible for financial management and operations, and has experience with compliance with Securities and Exchange Commission, Office of Thrift Supervision and FDIC regulations.

The Company has not entered into any material contracts or arrangements, compensatory or otherwise, with Mr. Caputo with respect to his appointment as Chief Financial Officer other than establishing his initial annual base salary at $132,000.  The Company press release announcing Mr. Caputo’s appointment is attached as Exhibit 99.1.

Item 9.01—Financial Statements and Exhibits.

(d) Exhibits

99.1           Press release regarding Chief Financial Officer appointment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK BANCORP, INC. (Registrant)

Date: November 26, 2008	By:	/s/Richard J. Remijas, Jr.
Name: Richard J. Remijas, Jr.
Title: Executive Vice President and Chief Operating Officer

INDEX TO EXHIBITS

Exhibit
99.1	Press release regarding Chief Financial Officer appointment.